Materion Corporation Reports First Quarter 2024 Financial Results

MAYFIELD HEIGHTS, Ohio - May 1, 2024 - Materion Corporation (NYSE: MTRN) today reported first quarter 2024 financial results and provided an update to 2024 earnings guidance.

Financial Summary
•Net sales were $385.3 million; value-added sales1 were $257.8 million
•Net income was $13.4 million, or $0.64 per share, diluted, and adjusted earnings of $0.96 per share
•Full year adjusted earnings outlook updated to $5.60-$6.20 per share, a 5% increase year over year at the midpoint

FIRST QUARTER 2024 RESULTS
Net sales for the quarter were $385.3 million, compared to $442.5 million in the prior year period. Value-added sales were $257.8 million for the quarter, down 14% from the prior year primarily due to continued semiconductor and industrial market weakness combined with some temporary operational challenges. This year-over-year decline was partially offset by strength in the space & defense markets.
Operating profit for the quarter was $22.2 million and net income was $13.4 million, or $0.64 per diluted share, compared to operating profit of $36.9 million and net income of $25.6 million, or $1.23 per share, in the prior year period.
Excluding special items2, adjusted EBITDA3 was $45.2 million in the quarter or 17.5% of value-added sales, compared to $53.4 million or 17.9% of value-added sales in the prior year period. This decline was driven by lower volume, partially offset by the benefit of cost improvement initiatives, resulting in comparable margins year on year.
Adjusted net income was $20.1 million excluding acquisition amortization, or $0.96 per diluted share, compared to $1.34 per share in the prior year period.
“Temporary operational challenges and softer market demand led to results falling short of our expectations for the first time in several quarters,” Materion President & CEO Jugal Vijayvargiya said. “I am proud of our team for mobilizing quickly to mitigate the impact to the quarter and deliver strong margins comparable to last year. The actions taken are also driving structural improvements that will deliver even more value as key markets recover.”
“As we manage through the current environment to drive another year of record results, we remain sharply focused on executing our strategy, delivering on our organic outgrowth initiatives and investing in new capacity and capabilities that will drive long term value for our stakeholders.”

OUTLOOK
Despite a weaker than anticipated first quarter, we expect to deliver another year of record results as we execute our organic and operational excellence initiatives. Since the beginning of the year, the outlook for the commercial aerospace and electric vehicle end-markets has softened and we expect some inventory correction from our precision clad strip customer in the second half. In addition, we expect higher interest expense with the current rate projections. While we expect to mitigate much of the impact of these items through targeted cost reduction initiatives and performance, we are adjusting our outlook to $5.60 to $6.20 for the full year 2024 adjusted earnings per share, an increase of 5% from prior year at the midpoint.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, May 2, 2024. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 799148. A replay of the call will be available until May 16, 2024 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 49163. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 Details of the special items can be found in Attachments 4 through 8
3 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,500 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine and other hostilities; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2023 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(Thousands, except per share amounts)	March 29, 2024	March 31, 2023
Net sales	$385,287	$442,526
Cost of sales	314,075	351,190
Gross margin	71,212	91,336
Selling, general, and administrative expense	35,844	40,336
Research and development expense	7,142	7,621
Restructuring expense (income)	1,620	664
Other — net	4,357	5,775
Operating profit	22,249	36,940
Other non-operating income—net	(643)	(730)
Interest expense — net	8,279	7,502
Income before income taxes	14,613	30,168
Income tax expense	1,204	4,580
Net income	$13,409	$25,588
Basic earnings per share:
Net income per share of common stock	$0.65	$1.24
Diluted earnings per share:
Net income per share of common stock	$0.64	$1.23
Weighted-average number of shares of common stock outstanding:
Basic	20,679	20,566
Diluted	20,973	20,887

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	March 29, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$13,104	$13,294
Accounts receivable, net	188,282	192,747
Inventories, net	466,574	441,597
Prepaid and other current assets	71,748	61,744
Total current assets	739,708	709,382
Deferred income taxes	4,751	4,908
Property, plant, and equipment	1,304,336	1,281,622
Less allowances for depreciation, depletion, and amortization	(779,893)	(766,939)
Property, plant, and equipment, net	524,443	514,683
Operating lease, right-of-use assets	62,055	57,645
Intangible assets, net	129,053	133,571
Other assets	25,231	21,664
Goodwill	319,943	320,873
Total Assets	$1,805,184	$1,762,726
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$46,569	$38,597
Accounts payable	134,542	125,663
Salaries and wages	16,030	25,912
Other liabilities and accrued items	40,602	45,773
Income taxes	2,079	5,207
Unearned revenue	14,793	13,843
Total current liabilities	254,615	254,995
Other long-term liabilities	13,304	13,300
Operating lease liabilities	59,887	53,817
Finance lease liabilities	13,242	13,744
Retirement and post-employment benefits	25,431	26,334
Unearned income	95,978	103,983
Long-term income taxes	3,686	3,815
Deferred income taxes	20,408	20,109
Long-term debt	428,710	387,576
Shareholders’ equity	889,923	885,053
Total Liabilities and Shareholders’ Equity	$1,805,184	$1,762,726

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	March 29, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$13,409	$25,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	16,185	15,092
Amortization of deferred financing costs in interest expense	429	424
Stock-based compensation expense (non-cash)	2,495	2,250
Deferred income tax (benefit) expense	(253)	(52)
Changes in assets and liabilities:
Accounts receivable	2,729	7,538
Inventory	(26,539)	(12,081)
Prepaid and other current assets	(10,274)	(2,865)
Accounts payable and accrued expenses	(5,194)	(1,904)
Unearned revenue	(5,860)	254
Interest and taxes payable	(3,294)	657
Unearned income due to customer prepayments	—	7,724
Other-net	2,362	(4,520)
Net cash (used in) provided by operating activities	(13,805)	38,105
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(21,314)	(30,014)
Payments for mine development	(5,333)	—
Proceeds from sale of property, plant, and equipment	348	212
Net cash used in investing activities	(26,299)	(29,802)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	56,779	4,600
Repayment of debt	(7,586)	(3,907)
Principal payments under finance lease obligations	(191)	(799)
Cash dividends paid	(2,692)	(2,571)
Payments of withholding taxes for stock-based compensation awards	(6,013)	(3,614)
Net cash provided by financing activities	40,297	(6,291)
Effects of exchange rate changes	(383)	130
Net change in cash and cash equivalents	(190)	2,142
Cash and cash equivalents at beginning of period	13,294	13,101
Cash and cash equivalents at end of period	$13,104	$15,243

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	First Quarter Ended
(Millions)	March 29, 2024	March 31, 2023
Net Sales
Performance Materials	$168.6	$187.0
Electronic Materials	192.0	228.8
Precision Optics	24.7	26.7
Other	—	—
Total	$385.3	$442.5

Less: Pass-through Metal Cost
Performance Materials	$13.0	$19.0
Electronic Materials	114.4	124.9
Precision Optics	0.1	—
Other	—	—
Total	$127.5	$143.9

Value-added Sales (non-GAAP)
Performance Materials	$155.6	$168.0
Electronic Materials	77.6	103.9
Precision Optics	24.6	26.7
Other	—	—
Total	$257.8	$298.6

Gross Margin
Performance Materials(1)	$40.1	$54.2
Electronic Materials(1)	25.0	28.6
Precision Optics(1)	6.1	8.5
Other	—	—
Total (1)	$71.2	$91.3
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8

	First Quarter Ended
(Millions)	March 29, 2024	March 31, 2023
Operating Profit
Performance Materials	$22.6	$35.5
Electronic Materials	9.8	9.7
Precision Optics	(3.3)	(0.4)
Other	(6.9)	(7.9)
Total	$22.2	$36.9

Non-Operating (Income) Expense
Performance Materials	$0.1	$0.1
Electronic Materials	—	—
Precision Optics	(0.1)	(0.2)
Other	(0.7)	(0.7)
Total	$(0.7)	$(0.8)

Depreciation, Depletion, and Amortization
Performance Materials	$8.2	$7.4
Electronic Materials	4.6	4.3
Precision Optics	2.9	2.9
Other	0.5	0.5
Total	$16.2	$15.1

Segment EBITDA
Performance Materials	$30.7	$42.8
Electronic Materials	14.4	14.0
Precision Optics	(0.3)	2.7
Other	(5.7)	(6.7)
Total	$39.1	$52.8

Special Items(2)
Performance Materials	$5.0	$—
Electronic Materials	0.1	0.4
Precision Optics	0.7	0.2
Other	0.3	—
Total	$6.1	$0.6

Adjusted EBITDA Excluding Special Items
Performance Materials	$35.7	$42.8
Electronic Materials	14.5	14.4
Precision Optics	0.4	2.9
Other	(5.4)	(6.7)
Total	$45.2	$53.4
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5

Materion Corporation and Subsidiaries
Reconciliation of Net sales to Value-added sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Three Months Ended
(Millions)	March 29, 2024	% of VA	March 31, 2023	% of VA
Net sales	$385.3		$442.5
Pass-through metal cost	127.5		143.9
Value-added sales	$257.8		$298.6

Net income	$13.4	5.2%	$25.6	8.6%
Income tax expense	1.2	0.5%	4.6	1.5%
Interest expense - net	8.3	3.2%	7.5	2.5%
Depreciation, depletion and amortization	16.2	6.3%	15.1	5.1%
Consolidated EBITDA	$39.1	15.2%	$52.8	17.7%

Special items
Restructuring and cost reduction	$2.4	0.9%	$0.6	0.2%
Additional start up resources and scrap	3.7	1.4%	—	—%
Total special items	6.1	2.4%	0.6	0.2%
Adjusted EBITDA	$45.2	17.5%	$53.4	17.9%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions (which includes costs associated with temporarily idled facilities as a result of decreased demand) and additional start up resources and scrap. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6

Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Three Months Ended	Diluted	Three Months Ended	Diluted
(Millions)	March 29, 2024	EPS	March 31, 2023	EPS
Net income and EPS	$13.4	$0.64	$25.6	$1.23

Special items
Restructuring and cost reduction	2.4		0.6
Additional start up resources and scrap	3.7		—
Provision for income taxes(1)	(1.9)		(0.7)
Total special items	4.2	0.20	(0.1)	(0.01)
Adjusted net income and adjusted EPS	$17.6	$0.84	$25.5	$1.22
Acquisition amortization (net of tax)	2.5	0.12	2.5	0.12
Adjusted net income and adjusted EPS excl. amortization	$20.1	$0.96	$28.0	$1.34
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA
(Unaudited)
Performance Materials
	Three Months Ended		Three Months Ended
(Millions)	March 29, 2024	% of VA	March 31, 2023	% of VA
Net sales	$168.6		$187.0
Pass-through metal cost	13.0		19.0
Value-added sales	$155.6		$168.0

EBITDA	$30.7	19.7%	$42.8	25.5%
Restructuring and cost reduction	1.3	0.8%	—	—%
Additional start up resources and scrap	3.7	2.4%	—	—%
Adjusted EBITDA	$35.7	22.9%	$42.8	25.5%

Electronic Materials
	Three Months Ended		Three Months Ended
(Millions)	March 29, 2024	% of VA	March 31, 2023	% of VA
Net sales	$192.0		$228.8
Pass-through metal cost	114.4		124.9
Value-added sales	$77.6		$103.9

EBITDA	$14.4	18.6%	$14.0	13.5%
Restructuring and cost reduction	0.1	0.1%	0.4	0.4%
Adjusted EBITDA	$14.5	18.7%	$14.4	13.9%

Precision Optics
	Three Months Ended		Three Months Ended
(Millions)	March 29, 2024	% of VA	March 31, 2023	% of VA
Net sales	$24.7		$26.7
Pass-through metal cost	0.1		—
Value-added sales	$24.6		$26.7

EBITDA	$(0.3)	(1.0)%	$2.7	10.1%
Restructuring and cost reduction	0.7	2.8%	0.2	0.7%
Adjusted EBITDA	$0.4	1.8%	$2.9	10.8%

Other
	Three Months Ended		Three Months Ended
(Millions)	March 29, 2024		March 31, 2023
EBITDA	$(5.7)		$(6.7)
Restructuring and cost reduction	0.3		—
Adjusted EBITDA	$(5.4)		$(6.7)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Three Months Ended
(Millions)	March 29, 2024	March 31, 2023
Gross Margin
Performance Materials	$40.1	$54.2
Electronic Materials	25.0	28.6
Precision Optics	6.1	8.5
Other	—	—
Total	$71.2	$91.3

Special Items (1)
Performance Materials	$4.2	$—
Electronic Materials	—	—
Precision Optics	0.1	—
Other	—	—
Total	$4.3	$—

Adjusted Gross Margin
Performance Materials	$44.3	$54.2
Electronic Materials	25.0	28.6
Precision Optics	6.2	8.5
Other	—	—
Total	$75.5	$91.3
(1) Special items impacting gross margin represent restructuring and cost reduction and additional start up resources and scrap in 2024.